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                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form 10 of our report dated May 14, 1999 relating to the financial statements of CD Universe, Inc., and to the reference to our Firm under the caption "Experts" in such registration.

                                    /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    --------------------------------------------
                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
November 24, 1999